Exhibit 15.1

KPMG AG
Wirtschaftsprüfungsgesellschaft

THE SQUAIRE / Am Flughafen
60549 Frankfurt am Main
Postfach 75 03 53
60533 Frankfurt am Main

KPMG AG Wirtschaftsprüfungsgesellschaft	T 069 9587-0 F 069 9587-1050 www.kpmg.de
THE SQUAIRE / Am Flughafen, 60549 Frankfurt am Main

Private and confidential
Deutsche Bank AG
To the Supervisory Board
Taunusanlage 12
60325 Frankfurt am Main

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Supervisory Board of Deutsche Bank Aktiengesellschaft,

We consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-206013) and on Form S-8 (Nos. 333-97257, 333-100246, 333-117705, 333-132673, 333-168335 and 333-197691) of Deutsche Bank Aktiengesellschaft of our reports dated March 15, 2017, with respect to the consolidated balance sheets of Deutsche Bank Aktiengesellschaft (“the Company”) and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the related notes, and the specific disclosures described in Note 1 to the consolidated financial statements as being part of the financial statements, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 20-F of Deutsche Bank Aktiengesellschaft.

Frankfurt am Main, Germany

March 20, 2017

KPMG AG

Wirtschaftsprüfungsgesellschaft

Page 1 of 1

Aufsichtsratsvorsitzender: WP Ulrich D. Maas; Vorstand: WP StB Klaus Becker (Sprecher), WP StB Michael Krall (Stellv. Sprecher), WP CPA Karl Braun, StB Frank W. Grube, WP StB Ingmar Rega; Generalbevollmächtigter: Christian Rast	KPMG AG Wirtschaftsprüfungsgesellschaft, ein Mit-glied des KPMG-Netzwerks unabhängiger Mitglieds-firmen, die KPMG International Cooperative („KPMG International“), einer juristischen Person schweizerischen Rechts, angeschlossen sind.

Sitz: Berlin; Handelsregister: Amtsgericht Charlottenburg (HRB 106191 B); USt.- IdNr.: DE 814811803

Bankverbindung: Deutsche Bank AG, IBAN DE98 1007 0000 0239 3387 00, BIC DEUTDEBB

Zertifiziert nach DIN EN ISO 9001, ISO/IEC 27001 und DIN EN ISO 14001